KRAMER LEVIN NAFTALIS & FRANKEL llp

Jules Buchwald Counsel Phone 212-715-7507 Fax 212-715--8036 jbuchwald@KRAMERLEVIN.com

January 29, 2010

VIA EDGAR

Securities and Exchange Commission
100 F Street N.E.
Washington, DC 20549

Re:	Conestoga Funds
Post-Effective Amendment No. 11

File Nos. 333-90720; 811-21120

Ladies and Gentlemen:

We are filing via EDGAR, on behalf of Conestoga Funds (“Registrant”), and pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended, Post-Effective Amendment No. 11 to Registrant’s Registration Statement on Form N-1A.  This filing is being made on behalf of Registrant’s Conestoga Small Cap Fund and Institutional Advisors LargeCap Fund in order to bring the Financial Statements of the Funds up to date and to respond to comments made by the staff of the Securities and Exchange Commission.

This amendment is being filed pursuant to Rule 485(b) under the Securities Act, and it is proposed that it will become effective February 1, 2010.  The amendment does not contain disclosures that would render the amendment ineligible to become effective under paragraph (b) of Rule 485.  If you have any questions concerning this filing, please call me at 212-715-7507 or Dana DeVivo at 212-715-9348.

Very truly yours,

                         /s/ Jules Buchwald
Jules Buchwald

cc:	James D. King
W. Christopher Maxwell
Duane D’Orazio
Karen Kleffel

1177 AVENUE OF THE AMERICAS NEW YORK NY 10036-2714 PHONE 212.715.9100 FAX 212.715.8000 WWW.KRAMERLEVIN.COM ALSO AT 47AVENUE HOCHE 75008 PARIS FRANCE